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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 26, 2001


                             UMBRELLA BANCORP, INC.
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             (Exact Name of registrant as specified in its charter)



          Delaware                     0-19829                    36-3620612
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(State or other Jurisdiction     (Commission File No.)          (IRS Employer
      of Incorporation)                                      Identification No.)



                 5818 South Archer Road, Summit, Illinois 60501
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               (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code: (708) 458-2002




                                 Not Applicable
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      (Former name, address, and fiscal year, if changed since last report)



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ITEM 5.  OTHER EVENTS

On June 26, 2001 the Board of Directors of the Registrant adopted a Resolution increasing the number of Directors from five (5) to seven (7). The Board of Directors of the Registrant elected Dennis G. Carroll and Emil T. Sergio to fill the vacancies and to serve as Directors until the next annual meeting of stockholders of the Registrant. Both Mr. Carroll and Mr. Sergio are Directors of the Registrant's wholly owned subsidiary UmbrellaBank, fsb (the "Bank").

Mr. Carroll, age 51, has served as a director of the Bank since 1990. He is a detective with the City of Chicago Police Department. Mr. Carroll received his B.S. from St. Josephs College and his masters in public administration from Illinois Institute of Technology. Mr. Carroll is a Certified Residential Appraiser and is a consultant for Mid-West Appraisals, Ltd.

Mr. Sergio, age 75, has served as a director of the Bank since 1988. He recently retired from a life of public service, having served as the Mayor of McCook, Illinois for more than 50 years. Mr. Sergio is a member and past president of the Lyons Township Democratic Organization.

The Registrant is an Office of Thrift Supervision registered thrift holding company with total assets of $549 million. The Registrant, through it's wholly subsidiary the Bank, operates from two retail banking facilities and "umbrellabank.com" an electronic commerce banking channel. The Bank, headquartered in Chicago, Illinois has total deposits of $471.5 million, together with a network of 1,620 automated teller machines deployed in 15 states as of May 31, 2001.



SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            UMBRELLA BANCORP, INC.


Date: June 28, 2001                  By:    /s/ John G. Yedinak
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                                            John G. Yedinak
                                            President and CEO